EXHIBIT 10.18

THIS PROMISSORY NOTE (THIS “NOTE”) AND THE SHARES UNDERLYING THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXISTS.

PROMISSORY NOTE

$50,000.00	_________, 2016

FOR VALUE RECEIVED, the undersigned, Fuse Medical, Inc., a Delaware corporation (“Maker”), hereby promises to pay to the order of ________________, or its assigns (“Payee”), at _____________________, the principal amount of Fifty Thousand and no/100 Dollars ($50,000.00), together with interest at a rate per annum equal to ten percent (10%). Interest payable under this Note shall be computed on the basis of a 365-day year and actual days elapsed. All past due principal shall bear interest from the date of maturing thereof at a rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate of interest permitted from time to time by applicable law.

All unpaid principal and interest shall be due and payable, upon the demand of Payee, at any time on or after the earlier of: (i) December 31, 2016; or (ii) the closing of that certain Securities Purchase Agreement contemplated to be executed by and between Maker and an affiliate of Payee for the purchase of shares of common stock of Maker that will, upon issuance, represent a majority of the then issued and outstanding common stock of Maker. Notwithstanding anything herein to the contrary, on or after January 16, 2017, Payee, at Payee’s sole and absolute discretion, by providing written notice to Maker, shall have the right to convert all or any portion of the then unpaid principal and interest balance of this Note into common stock of the Maker at a conversion price equal to $0.08 per share of common stock, subject to proportional increase or decrease, as applicable, for any combination or stock split.

Maker, and each surety, endorser, guarantor, and, other party now or hereafter liable for the payment of any sums of money payable on this Note, jointly and severally waive presentment, demand for payment, protest, demand for past due payments, notice of intention to accelerate, notice of nonpayment, diligence in enforcement, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, and expressly consent and agree that their liability on this Note shall not be affected at any time, whether before or after maturity, by any indulgence, or any partial payments, renewals, or extensions hereof (whether one or more), or any release or discharge of any person against whom any such party may have a right of recourse, regardless of whether the holder hereof expressly reserves any rights against any such party.

All amounts payable hereunder by the Maker shall be payable to the Payee at the address set forth above or at such other place as the Payee or the holder hereof may, from time to time, indicate in writing to the Maker, and shall be made by the Maker in lawful money of the United States by check or in cash at such place of payment.

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This Note may be prepaid in whole or in part at any time and from time to time without premium or penalty. Any partial prepayments shall be applied first to any accrued but unpaid interest and then to the outstanding principal installments in inverse order of maturity.

If any payment required to be made hereunder becomes due and payable on a non-business day, the maturity thereof shall extend to the next business day and interest shall be payable at the rate applicable thereto during such extension. The term “business day” shall mean a calendar day excluding Saturdays, Sundays or other days on which banks in the State of Texas are required or authorized to remain closed.

If this Note is placed in the hands of an attorney for collection, Maker agrees to pay attorneys’ fees and costs and expenses of collection, including but not limited to court costs.

Upon either: (i) the failure of prompt and timely payment when due of any installment of principal or interest under this Note; (ii) the occurrence of any default or failure to perform any covenant, agreement or obligation under any document, instrument, or agreement evidencing security for this Note or under any other agreement between Maker and Payee; or (iii) the commencement of any proceeding under any bankruptcy, insolvency, or debtor relief law against Maker, then the holder hereof, at its option, may declare the entire unpaid balance of principal and accrued interest hereunder to be immediately due and payable.

This Note shall be governed by and construed in accordance with the laws of the State of Texas and applicable laws of the United States.

In no contingency or event whatsoever shall the amount paid or agreed to be paid by Maker, received by Payee, or requested or demanded to be paid by Maker exceed the maximum amount permitted by applicable law. In the event any such sums paid to Payee by Maker would exceed the maximum amount permitted by applicable law, Payee shall automatically apply such excess to the unpaid principal amount of this Note or, if the amount of such excess exceeds the unpaid principal amount of this Note, such excess automatically shall be applied by Payee to the unpaid principal amount of other indebtedness, if any, owed by Maker to Payee, or if there be no such other indebtedness, such excess shall be paid to Maker. All sums paid or agreed to be paid by Maker, received by Payee, or requested or demanded to be paid by Maker which are or hereafter may be construed to be or in respect of compensation for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all indebtedness of Maker to Payee, to the end that the actual rate of interest hereon shall never exceed the maximum rate of interest permitted from time to time by applicable law.

NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

FUSE MEDICAL, INC., a Delaware corporation

By:
David Hexter, CFO

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